Exhibit 99.1

NEWS RELEASE
Hubbell Incorporated 40 Waterview Drive Shelton, CT 06484 475-882-4000

Contact:            Steve Beers

HUBBELL ANNOUNCES SHAREHOLDER APPROVAL AND COMPLETION OF THE

PREVIOUSLY ANNOUNCED RECLASSIFICATION

SHELTON, CONNECTICUT (December 23, 2015) – Hubbell Incorporated (NYSE: HUB.A, HUB.B) (the “Company”) today announced that the Company’s shareholders have approved the reclassification of the Company’s dual-class common stock into a single class of common stock at today’s special meeting of the Company’s shareholders. Of the shares voted at the meeting, approximately 99.3% of the voting power of the Class A common stock, 91.4% of the voting power of the Class B common stock and 97.3% of the voting power of the Class A common stock and the Class B common stock, voting as a single class, voted in favor of the reclassification. Following shareholder approval, the Company has completed the reclassification by filing its amended and restated certificate of incorporation with the Secretary of the State of Connecticut. Trading in the Class A common stock and the Class B common stock will cease after the markets close today and trading in the Company’s single class of Common Stock will commence tomorrow, December 24, 2015. The Company will trade as HUBB.

David G. Nord, Chairman, President and Chief Executive Officer, said, “On behalf of the Company’s Board of Directors and management, we are pleased to have achieved this milestone, which will align the economic interests and voting rights of shareholders and enhance the trading liquidity of the Company’s securities. The reclassification will help us continue to increase shareholder value and better execute our One Hubbell Strategy.”

Under the terms of the reclassification, holders of Class A common stock will receive a cash payment of $28.00 for each share of Class A common stock held, and each share of Class A common stock and each share of Class B common stock has been reclassified into one share of Common Stock of the Company. Holders of certificates that formerly represented shares of Class A common stock and Class B common stock will receive a letter of transmittal with instructions for exchanging those certificates for book entry shares of Common Stock.

The Company has entered into a 10b5-1 purchase plan agreement with J.P. Morgan Securities LLC. As previously announced, having completed the reclassification, the Company expects to begin repurchases of up to $250 million of Common Stock as soon as practicable.

Also as previously announced, in connection with the completion of the reclassification, the Company has amended and restated its existing shareholder rights agreement to, among other things, shorten the length of time during which the rights plan will remain in effect. As amended and restated, the rights agreement will expire on December 17, 2016, instead of December 31, 2018. The amended and restated rights agreement also revises the definition of “Acquiring Person” to change the beneficial ownership threshold for a person to become an “Acquiring Person” from 20% or more of the Company’s Class A common stock to 15% or more of the Company’s Common Stock.

Additional details with respect to the reclassification and related matters, including the Company’s amended and restated rights agreement, will be described in the filings to be made by the Company today with the U.S. Securities and Exchange Commission.

Forward-Looking Statements

This press release contains “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. These include statements about our expected future actions and are based on our reasonable current expectations. In addition, all statements regarding the reclassification or share repurchase and expected associated costs and benefits, and expected future financial performance are forward looking. Forward-looking statements may be identified by the use of words, such as “believe”, “expect”, “anticipate”, “intend”, “depend”, “should”, “plan”, “estimated”, “predict”, “could”, “may”, “subject to”, “continues”, “growing”, “prospective”, “forecast”, “projected”, “purport”, “might”, “if”, “contemplate”, “potential”, “pending,” “target”, “goals”, “scheduled”, “will likely be”, and similar words and phrases. Discussions of strategies, plans or intentions often contain forward-looking statements. Important factors, among others, that could cause our actual results and future actions to differ materially from those described in forward-looking statements include, but are not limited to: the ability to carry out future transactions and strategic investments; unanticipated difficulties realizing expected benefits anticipated when entering into a transaction; future repurchases of common stock; any changes in accounting principles, interpretations, or estimates; and the factors described in our Securities and Exchange Commission filings, including the “Business”, “Risk Factors” and “Quantitative and Qualitative Disclosures about Market Risk” sections in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 and the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. Any such forward-looking statements are not guarantees of future performances and actual results, developments and business decisions may differ from those contemplated by such forward-looking statements. The Company disclaims any duty to update any forward-looking statement, all of which are expressly qualified by the foregoing, other than as required by law.

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